CASH SERIES
SHARES EXHIBIT
TO
MULTIPLE CLASS
PLAN
(Revised 6/1/15)

1.	SEPARATE
ARRANGEMENT AND
EXPENSE
ALLOCATION

For purposes of Rule 18f-
3 under the Act, the basic
distribution and
shareholder servicing
arrangement for the Cash
Series Shares will consist
of sales and shareholder
servicing by financial
intermediaries The
principal underwriter and
financial intermediaries
may receive payments for
distribution and/or
administrative services
under a 12b-1 Plan and
financial intermediaries
may receive a shareholder
service fee for services
provided.  In connection
with this basic
arrangement, Cash Series
Shares will bear the
following fees and
expenses:

Fees and
Expenses
Maximu
m
Amount
Allocated
Cash
Series
Shares
Sales Load
None
Contingent
Deferred
Sales
Charge
("CDSC")
None
Shareholde
r Service
Fee
Up to 25
basis
points
(0.25%)
of the
average
daily net
asset
value
12b-1 Fee
As set
forth in
the
attached
Schedule
Other
Expenses
Itemized
expenses
incurred
by the
Fund with
respect to
holders of
Cash
Series
Shares as
described
in Section
3 of the
Plan

2.	CONVERSION
AND EXCHANGE
PRIVILEGES

For purposes of Rule 18f-
3, Cash Series Shares
have the following
conversion rights and
exchange privileges at the
election of the
shareholder:

Conversio
n Rights:
None

Exchange
Privileges
:
Cash
Series
Shares
may be
exchanged
for Cash
Series
Shares of
any other
Federated
fund or
share class
that does
not have a
stated sales
charge or
contingent
deferred
sales
charge,
except
Class A
Shares of
Federated
Liberty
U.S.
Governme
nt Money
Market
Trust and
Class R
Shares.

In any exchange, the
shareholder shall receive
shares having the same
aggregate net asset value
as the shares surrendered,
unless Class A Shares or
Class F Shares which are
subject to a CDSC are
being exchanged, in
which case the CDSC fee
will be imposed as if the
Class A Shares or Class F
Shares had been
redeemed.  Exchanges to
any other Class shall be
treated in the same
manner as a redemption
and purchase.



SCHEDULE OF
FUNDS
OFFERING CASH
SERIES SHARES

The Funds set forth on
this Schedule each offer
Cash Series Shares on the
terms set forth in the
Cash Series Shares
Exhibit to Multiple Class
Plan, in each case as
indicated below.  The
12b-1 fees indicated are
the maximum amounts
authorized based on the
average daily net asset
value.  Actual amounts
accrued may be less.

Multiple Class Company
12b-1 Fee


Money Market Obligations Trust:

Federated California Municipal Cash Trust
0.60%
Federated Connecticut Municipal Cash Trust
0.60%
Federated Florida Municipal Cash Trust
0.60%
Federated Government Obligations Fund
0.60%
Federated Massachusetts Municipal Cash Trust
0.60%
Federated Minnesota Municipal Cash Trust
0.50%
Federated Municipal Obligations Fund
0.60%
Federated New Jersey Municipal Cash Trust
0.60%
Federated New York Municipal Cash Trust
0.60%
Federated Pennsylvania Municipal Cash Trust
0.40%
Federated Prime Cash Obligations Fund
0.60%
Federated Trust for U.S. Treasury Obligations
0.60%
Federated Virginia Municipal Cash Trust
0.60%